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                                                                    EXHIBIT 10.5

                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT


        THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the ___ day of August, 1997, by and among INTERNET ACCESS FINANCIAL CORPORATION, a California corporation (the "Company"), with its principal office at 595 Market Street, Suite 2250, San Francisco, California 94105 and the Investors whose names and addresses are set forth on the Investor Schedule attached as Exhibit A hereto (each of whom is an "Investor," and collectively, the "Investors").

        THE PARTIES HEREBY AGREE AS FOLLOWS:

        1. Purchase and Sale of Stock.

               1.1 Sale and Issuance of Series B Preferred Stock.

                      (a) The Company shall adopt and file with the Secretary of State of California on or before the Closing (as defined below) the Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit B (the "Restated Articles").

                      (b) Subject to the terms and conditions of this Agreement, each Investor severally agrees to purchase at the Closing, and the Company agrees to sell and issue to each Investor at the Closing, that number of shares of the Company's Series B Preferred Stock (the "Series B Preferred") set forth opposite such Investor's name on Exhibit A hereto for the purchase price set forth thereon. The shares of Series B Preferred are referred to herein as the "Shares."

               1.2 Closing. The initial purchase and sale of the Shares shall take place at the offices of Wilson Sonsini Goodrich and Rosati, 650 Page Mill Road, Palo Alto, California, at ____ p.m., on August __, 1997, or at such other time and place as the Company and the Investors purchasing a majority of the Series B Preferred hereunder mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to each Investor a certificate, registered in such Investor's name as set forth on Exhibit A, representing the number of shares designated on Exhibit A to be purchased by such Investor against payment of the purchase price therefor by check or wire transfer at the Company's instruction.


               1.3 Additional Closings. The Company may sell up to the balance of the authorized shares of Series B Preferred not sold at the Closing to such individuals or entities as are mutually agreed upon by Brentwood Venture Capital and the Company, at a price not less than $2.50 per share and on the terms continued herein and in the exhibits hereto, provided the closing for the sale of such additional shares of Series B Preferred is completed not later than sixty (60) days after the date of this Agreement. Upon execution of a signature page counterpart and without need for an amendment hereto or thereto except to add such purchaser's name to Exhibit A hereto, any such purchaser shall become a party to this Agreement, and shall be


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deemed an "Investor" for purposes of this Agreement, and shall become a party to that certain Amended and Restated Investors' Rights Agreement dated of even date herewith, by and among the Company and the Investors hereto and shall have the rights and obligations hereunder and thereunder.

        2. Representations and Warranties of the Company. Except as set forth in the Schedule of Exceptions attached hereto as Exhibit C, the Company hereby represents and warrants as follows:

               2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as currently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. True and accurate copies of the Restated Articles and Bylaws, each as amended and in effect at the Closing, have been delivered to the Investors and special counsel to the Investors.

               2.2 Capitalization. The authorized capital stock of the Company, immediately prior to the Closing, will consist of 20,000,000 shares of Common Stock, of which 1,087,750 are issued and outstanding and 15,000 of which are subject to an outstanding warrant (the "Warrant"); and 10,000,000 shares of Preferred Stock, of which (a) 612,500 shares have been designated Series A Preferred Stock, all of which are issued and outstanding; and (b) 1,600,000 shares have been designated Series B Preferred Stock, none of which are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The Company has reserved 1,400,000 shares of Series B Preferred for issuance hereunder. The Company has further reserved 612,500 shares of Common Stock for issuance upon conversion of the Series A Preferred, 1,600,000 shares of Common Stock for issuance upon conversion of the Series B Preferred, 1,140,000 shares of Common Stock for issuance under restricted stock purchase agreements and the Company's 1997 Stock Option Plan (the "Option Plan") for employees, officers, directors and consultants of the Company as may be determined and approved by the Company's Board of Directors from time to time, and 15,000 shares of Common Stock for issuance upon exercise of the Warrant. Except as provided above, there are no outstanding rights, options, warrants, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company. All outstanding shares have been issued in compliance with state and federal securities laws.

               2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.


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               2.4 Authorization. All corporate action on the part of the
Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Amended and Restated Investors' Rights Agreement attached hereto as Exhibit D (the "Investors' Rights Agreement"), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares being sold hereunder and the Common Stock issuable upon conversion of the Series B Preferred has been taken or will be taken prior to the Closing, and this Agreement and the Amended and Restated Investors' Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights; and (iii) limitations on the enforceability of the indemnification provisions of the Amended and Restated Investors' Rights Agreement.

               2.5 Valid Issuance of Preferred and Common Stock. The Shares that are being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein will be duly and validly issued, fully paid, and nonassessable, will have the rights, preferences, privileges and restrictions described in the Restated Articles, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Amended and Restated Investors' Rights Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series B Preferred purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Articles, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Amended and Restated Investors' Rights Agreement and under applicable state and federal securities laws. Subject to applicable restrictions on transfer under this Agreement and the Amended and Restated Investors' Rights Agreement and under applicable state and federal securities laws, the issuance and delivery of the Shares and the Common Stock issuable upon conversion thereof, as applicable, are not subject to any preemptive or other similar rights or any liens or encumbrances.

               2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the offer, sale or issuance of the Shares (and the Common Stock issuable upon conversion of the Series B Preferred), or the consummation of any other transaction contemplated hereby, except for the following: (i) the filing of the Restated Articles in the office of the Secretary of State of the State of California, which shall be filed by the Company on or prior to the Closing; (ii) the filing of such notices as may be required under the Securities Act of 1933, as amended (the "Securities Act");
(iii) the filing of a notice of exemption pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended (the "California Securities Law"), which shall be


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filed by the Company promptly following the Closing; and (iv) the compliance with other applicable state securities laws, which compliance will have occurred within the appropriate time periods therefor. Based in part on the representations of the Investors set forth in Section 3 below, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act and from the qualification requirements of Section 25110 of the California Securities Law.

               2.7 Litigation. There is no action, suit, proceeding or investigation pending or, to the best of the Company's knowledge, currently threatened before any court, administrative agency or other governmental body against the Company which questions the validity of this Agreement or the Amended and Restated Investors' Rights Agreement or the right of the Company to enter into either of them, or to consummate the transactions contemplated hereby or thereby, or which could result, either individually or in the aggregate, in any material adverse change in the condition (financial or otherwise), business, property, assets or liabilities of the Company. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any intellectual property, information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with their former employers. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

               2.8 Employees. Each founder and officer of the Company and each employee of the Company has executed a Confidential Information and Invention Assignment Agreement (the "Confidentiality Agreement"), and the Company has delivered a true and accurate copy of the form of such Confidentiality Agreement to the Investors and their special counsel. To the best knowledge of the Company, no officer or key employee is in violation of his Confidentiality Agreement or any contract, proprietary information agreement or obligation, whether written or oral, with his former employers. Each holder of Common Stock of the Company has entered into a Restricted Stock Purchase Agreement in the form provided to the Investors and their special counsel. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement or arrangement with any collective bargaining agent. No employees of the Company are represented by any labor union or covered by any collective bargaining agreement. There is no pending or, to the best of the Company's knowledge, threatened labor dispute involving the Company and any of its employees.

               2.9 Patents and Trademarks. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted. There are no outstanding options, licenses, or agreements of any kind relating to


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the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as now conducted or as proposed to be conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. None of the Company's employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict in any manner with the Company's business as conducted. Neither the execution nor delivery of this Agreement or the Amended and Restated Investors' Rights Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not and will not need to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company that have not previously been fully and exclusively assigned to the Company without restrictions.

               2.10 Compliance with Other Instruments.

                      (a) The Company is not in violation or default of any provision of its Articles of Incorporation or Bylaws, each as amended and in effect on and as of the Closing. The Company is not in violation or default of any material provision of any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound which violation or default would materially adversely affect the condition (financial or otherwise), business, property, assets or liabilities of the Company or, to the best of its knowledge, of any provision of any federal, state or local statute, rule or governmental regulation which violation or default would materially adversely affect the condition (financial or otherwise), business, property, assets or liabilities of the Company. The execution, delivery and performance of and compliance with this Agreement and the Amended and Restated Investors' Rights Agreement, and the issuance and sale of the Shares and the issuance of Common Stock upon the conversion thereof, will not result in any such violation, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision (other than any consents or waivers that have been obtained), or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such provision.

                      (b) The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any assignment, license, distribution or other agreement, the loss of which would materially


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adversely affect the condition (financial or otherwise), business, property, assets or liabilities of the Company.

               2.11 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default under any of such franchises, permits, licenses, or other similar authority and neither the execution, delivery nor performance of this Agreement and the Amended and Restated Investors' Rights Agreement and the consummation of the transactions contemplated hereby and thereby will result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

               2.12 Registration Rights. Except as provided in the Amended and Restated Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

               2.13 Title to Property and Assets. The Company has good and marketable title to all of its properties and assets free and clear of all mortgages, liens and encumbrances, except liens for current taxes and assessments not yet due and possible minor liens and encumbrances which do not, in any case, in the aggregate, materially detract from the value of the property subject thereto or materially impair the operations of the Company. With respect to the properties and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of all liens, claims or encumbrances, and to the best knowledge of the Company, all other parties to the leases are in compliance with all material terms of such leases. The Company's properties and assets are in good condition and repair in all material respects.

               2.14 Brokers or Finders. The Company has not agreed to incur, directly or indirectly, any liability for brokerage or finders' fees, agents' commissions or other similar charges in connection with this Agreement or any of the transactions contemplated hereby.

               2.15 Corporate Documents. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the special counsel to the Investors), the Restated Articles and Bylaws of the Company are in the form previously provided to the Investors or their counsel.

               2.16 Financial Statements. The Company has delivered its financial statements to the Investors, consisting of: (i) an unaudited balance sheet as of June 30, 1997, and (ii) an unaudited income statement for the six
(6) month period ended June 30, 1997. The Financial Statements are complete and correct in all material respects, present fairly the financial position and results of operations of the Company at the dates and for the periods to which they relate,


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have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved, and show all material liabilities, absolute or contingent, of the Company required to be recorded therein in accordance with generally accepted accounting principles consistently applied, except that the Financial Statements have been prepared by the Company have not been audited and are subject to normal year-end audit adjustments, and do not contain footnotes normally associated with year-end financial statements. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 1997, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company and (iii) obligations under contracts or arrangements described in this Agreement or in the Schedule of Exceptions.

               2.17 Changes. Since June 30, 1997, there has not been:

                      (a) Any material adverse change in the business, property, assets, liabilities, financial condition or results of operations of the Company or its subsidiary;

                      (b) Any change (individually or in the aggregate), except in the ordinary course of business, in the contingent obligations of the Company or its subsidiary by way of guarantee, endorsement, indemnity, warranty or otherwise;

                      (c) Any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the condition of the business, property, assets or liabilities of the Company;

                      (d) Any waiver or compromise by the Company or its subsidiary of a valuable right or of a material debt owed to it;

                      (e) Any loans made by the Company or its subsidiary to its employee, officers, or directors other than travel advances and other advances made in the ordinary course of business;

                      (f) Any extraordinary increase in the compensation or benefits payable to any of the Company's or its subsidiary's employees, officers or directors;

                      (g) Any declaration or payment of any dividend by the Company or its subsidiary on its capital stock, any redemption, purchase or other acquisition of shares of its capital stock or any other distribution of assets of the Company or its subsidiary, other then the


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repurchase of shares at cost from terminated employees or consultants pursuant to the terms of written stock purchase agreements calling for such repurchase;

                      (h) Any receipt of notice by the Company or its subsidiary that there has been a cancellation of an order for its products or a loss of a customer of the Company or its subsidiary, the cancellation or loss of which would materially adversely affect the condition, business, property, assets or liabilities of the Company;

                      (i) Any resignation or termination of employment of any key officer to employee of the Company or its subsidiary and any impending resignation or termination of employment known by the Company or its subsidiary of any key officer or employee of the Company or its subsidiary in either case which, if consummated, would materially adversely affect the condition (financial or otherwise), business, property, assets or liabilities of the Company;

                      (j) Any labor dispute involving the Company or its subsidiary or any of its employees;

                      (k) Any other event or condition of any character known to the Company or its subsidiary that has materially and adversely affected the Company's or its subsidiary's business or prospects;

                      (l) Any amendment or other change to the Articles of Incorporation or Bylaws of the Company or charter and organizational documents of its subsidiary (except as contemplated by this Agreement);

                      (m) Any sale or other disposition of any right, title or interest in or to any assets or properties of the Company or its subsidiary or any revenues derived therefrom other than in the ordinary course of business and consistent with past practice;

                      (n) Any creation, incurrence or assumption of any indebtedness for money borrowed by the Company or its subsidiary exceeding $25,000;

                      (o) Any capital expenditures by the Company or its subsidiary; or

                      (p) Any agreement or commitment by the Company or its subsidiary to do any of the things described in this Section 2.17.

               2.18 Disclosures. The Company has provided the Purchasers with all the information which the Purchasers have requested for deciding whether to purchase the Shares. To the best of the Company's knowledge, after reasonable investigation, no representation or warranty of the Company contained in this Agreement and the Exhibits attached hereto, or any certificate furnished or to be furnished to the Purchasers at the Closing contains any untrue


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statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

               2.19 No Conflict of Interest. The Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. None of said officers or directors, or any members of their immediate families are indebted to the Company (other than in connection with purchases of the Company's stock) or, to the Company's knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that officers, directors and/or shareholders of the Company may own stock in publicly traded companies which may compete with the Company. No officer or director or any member of their immediate families, is, directly or, to the Company's knowledge, indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

               2.20 Company's Contracts. All of the contracts and agreements with expected receipts or expenditures in excess of $25,000 or involving a license or grant of rights to or from the Company or its subsidiary involving patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary information applicable to the business of the Company other than non-disclosure agreements signed in the ordinary course with prospective investors, suppliers, customers and licensees concerning prospective relationships, to which the Company is a party as of the date of the Closing are listed on the Schedule of Exceptions. To the Company's knowledge, all such contracts and agreements are legally binding, valid and in full force and effect in all material respects, and the Company is not aware of reduced activity relating to any such contract or agreement (other than in the ordinary course of business) by any of the parties to any such contract or agreement.

               2.21 ERISA. The Company has no employee benefit plan subject to the Employee Retirement Income Security Act of 1974.

               2.22 Environmental Regulations. Except for failures which will not materially adversely affect the business of the Company, the Company has met, and continues to meet, all applicable local, state, federal and national environmental regulations and has disposed of its waste products and effluents and/or has caused others to dispose of such waste products and effluents, in accordance with all applicable state, local, federal and national environmental regulations and in such a manner that no harm has resulted or will result to any of its respective employees or properties or to any other person or entities or their properties.


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               2.23 Confidentiality and Inventions Agreements. Each employee with access to confidential information regarding the Company's operations ("Designated Employee") and each founder and officer of the Company has executed a Confidentiality and Inventions Agreement. Each consultant of the Company has executed a Consulting Agreement. All such Confidentiality and Inventions Agreements and Consulting Agreements have been delivered to counsel for the Purchasers. The Company, after reasonable investigation, is not aware that any of its Designated Employees, officers or consultants are in violation of such agreements.

               2.24 Insurance. The Company maintains fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company maintains products liability and errors and omissions insurance in amounts customary for companies similarly situated.

               2.25 Agreements; Action. The Company has not engaged in the past three months in any discussion (i) with any representative of any corporation or corporations regarding the merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a merger, consolidation or other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company would be disposed of (other than with respect to the financing that is the subject of this Agreement), or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

               2.26 Section 83(b) Elections. To the best of the Company's knowledge, all elections and notices required by Section 83(b) of the Code and any analogous provisions of applicable state tax laws have been timely filed by all individuals who have purchased shares of the Company's Common Stock.

               2.27 Distributions. There has been no declaration or payment by the Company of any dividend, nor any distribution by the Company of any assets of any kind, to any class or series of its capital stock.

               2.28 Qualified Small Business Stock.

                      (a) As of and immediately following the Closing, the Series B Preferred Stock will meet each of the requirements for qualification as "qualified small business stock" set forth in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code"), including without limitation the following: (i) the Company will be a domestic C corporation, (ii) the Company will not have made any purchases of its own stock described in Code Section 1202(c)(3)(B) during the one-year period preceding the Closing and (iii) the Company's (and any predecessor's) aggregate gross assets, as defined by Code
Section 1202(d)(2), at no time between August 10, 1993 and through the Closing have exceeded


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
$50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3).

                      (b) As of the Closing, at least 80% (by value) of the assets of the Company are used by it in the active conduct of one or more qualified trades or business, as defined by Code Section 1202(e)(3), and the Company is an eligible corporation, as defined by Code Section 1202(e)(4). [THIS
SECTION 2.28 MAY BE REMOVED BASED ON ANALYSIS OF TAX ATTORNEY]

        3. Representations and Warranties of the Investors. Each Investor hereby severally represents and warrants to the Company with the respect to the transactions contemplated hereby that:

               3.1 Experience. Such Investor is experienced in evaluating start-up companies such as the Company, is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of Investor's prospective investment in the Company, and has the ability to bear the economic risks of the investment.

               3.2 Investment. Such Investor is acquiring the Shares (and the Common Stock issuable upon conversion of the Shares) for investment for such Investor's own account and not with the view to, or for resale in connection with, any distribution thereof. Such Investor understands that the Shares (and the Common Stock issuable upon conversion of the Shares) have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Such Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares (or any Common Stock acquired upon conversion of the Shares). Such Investor understands and acknowledges that the offering of the Shares pursuant to this Agreement and any issuance of Common Stock on conversion of the Shares will not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act.

               3.3 Rule 144. Such Investor acknowledges that the Shares (and the Common Stock issuable upon conversion of the Shares) must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. Such Investor covenants that, in the absence of an effective registration statement covering the stock in question, such Investor will sell, transfer, or otherwise dispose of the Shares (and any Common Stock issued on conversion of the Series B Preferred) only in a manner consistent with such Investor's representations and covenants set forth in this Section 3. In connection therewith, such Investor acknowledges that the Company will make a notation on


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
its stock books regarding the restrictions on transfers set forth in this
Section 3 and will transfer securities on the books of the Company only to the extent not inconsistent therewith.

               3.4 No Public Market. Such Investor understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for any of the Company's securities.

               3.5 Access to Data. Such Investor has received and reviewed information about the Company and has had an opportunity to discuss the Company's business, management and financial affairs with its management and to review the Company's facilities.

               3.6 Authorization. This Agreement when executed and delivered by such Investor will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights; and
(iii) limitations on the enforceability of the indemnification provisions of the Amended and Restated Investors' Rights Agreement.

               3.7 Brokers or Finders. Such Investor has agreed not to incur, directly or indirectly, any liability for brokerage or finder's fees, agents' commissions or other similar charges in connection with this Agreement or any of the transactions contemplated hereby.

        4. Conditions of Investors' Obligations at Closing. The obligations of the Investors under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective unless Investors purchasing a majority of the Series B Preferred Stock hereunder consent in writing thereto:

               4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

               4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

               4.3 Compliance Certificate. The President of the Company shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

               4.4 Bylaws. The Bylaws of the Company shall provide that the Board of Directors of the Company shall consist of between three and five persons, currently fixed at five, and Jeffrey D. Brody shall have been elected to the Board as a representative of the Investors.

               4.5 Opinion of Company Counsel. The Investors shall have received from Wilson, Sonsini, Goodrich & Rosati, counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit E.

               4.6 Investors' Rights Agreement. The Company and the Investors shall have entered into the Amended and Restated Investors' Rights Agreement.

               4.7 Blue Sky. The Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state or country for the offer and sale of the Shares.

               4.8 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby, and all documents and instruments incident to these transactions, shall be reasonably satisfactory in substance to the Investors and its special counsel.

               4.9 Restated Articles. The Restated Articles shall have been filed with and approved by the Secretary of State of California.

        5. Conditions of the Company's Obligations at Closing. The obligations of the Company to the Investors under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by each
Investor:

               5.1 Representations and Warranties. The representations and warranties of each Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

               5.2 Payment of Purchase Price. Each Investor shall have delivered the purchase price specified on Exhibit A hereto against delivery of the Shares by the Company to such Investor.

               5.3 Blue Sky. The Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state or country for the offer and sale of the Shares.

               5.4 Investors' Rights Agreement. Each Investor shall have executed the Amended and Restated Investors' Rights Agreement on or prior to the date of the Closing.

               5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby, and all documents and instruments incident to these transactions, shall be reasonably satisfactory in substance to the Company and its counsel.

        6. Miscellaneous.

               6.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California.

               6.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

               6.3 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

               6.4 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger, addressed (a) if to an Investor, at such Investor's address set forth on Exhibit A, or at such other address as such Investor shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, at its address set forth on the first page of this Agreement addressed to the attention of the President, or at such other address as the Company shall have furnished to the Investors. If notice is provided by mail, notice shall be deemed to be given upon proper deposit with the United States mail.

               6.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Shares upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

               6.6 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

               6.7 Expenses. At the Closing, following receipt from Venture Law Group, counsel to the Investors, of an itemized bill for legal services in connection with the transactions contemplated hereby, the Company shall pay Venture Law Group the expenses and legal fees incurred on behalf of the Investors with respect to this Agreement and the transactions contemplated hereby up to an amount not to exceed $7,500.

               6.8 Finder's Fee. The Company and each Investor shall each indemnify and hold the other harmless from any liability for any commission or compensation in the nature of a finder's fee (including the costs, expenses and legal fees of defending against such liability) for which the Company or the Investor, or any of their respective partners, employees, or representatives, as the case may be, is responsible.

               6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

               6.10 Severability of this Agreement. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision and the parties agree to replace such provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such provisions; provided that no such severability will be effective against a party if it materially and adversely changes the economic benefits of this Agreement to such party.


                     (This space intentionally left blank.)

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


INTERNET ACCESS FINANCIAL CORPORATION



By:
   -------------------------------------------
     Jeremy Lent, Chief Executive Officer



                [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]

INVESTORS:



                      -------------------------------------------
                      BRENTWOOD ASSOCIATES VII, L.P.
                      By:    Brentwood VII Ventures, L.P.
                             Its General Partner

                      By:
                         ----------------------------------------
                      Name:
                      Title:






                      -------------------------------------------
                      BRENTWOOD AFFILIATES FUND, L.P.
                      By:    Brentwood VII Ventures, L.P.
                             Its General Partner

                      By:
                         ----------------------------------------
                      Name:
                      Title:

                [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]

                                    EXHIBIT A

                                INVESTOR SCHEDULE

                                  FIRST CLOSING
                                 AUGUST __, 1997


                    NAME                            NO. OF SHARES OF                AGGREGATE
                                                  SERIES B PREFERRED      CONSIDERATION PAID
Brentwood Associates VII, L.P.                            1,000,000           $  2,500,000
3000 Sand Hill Road, Bldg. 1, Ste. 260
Menlo Park, CA 94025


Brentwood Affiliates Fund, L.P.                              40,000           $    100,000
3000 Sand Hill Road, Bldg. 1, Ste. 260
Menlo Park, CA 94025

                                    EXHIBIT B

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                    EXHIBIT C

                             SCHEDULE OF EXCEPTIONS



        This disclosure of exceptions is made and given pursuant to Section 2 of the Series B Preferred Stock Purchase Agreement dated as of August __, 1997 (the "Agreement"), by and between INTERNET ACCESS FINANCIAL CORPORATION (the "Company") and the Investors named therein. Unless the context otherwise requires, all capitalized terms are used herein as defined in the Agreement. The numbers below correspond to the section numbers of representations and warranties in the Agreement that are most directly modified by the disclosures, but all disclosures are intended to modify all of the Company's representations and warranties.

                                    EXHIBIT D

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                    EXHIBIT E

                           OPINION OF COMPANY COUNSEL

                      INTERNET ACCESS FINANCIAL CORPORATION

                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                                 AUGUST __, 1997

                                TABLE OF CONTENTS


                                                                                          PAGE
                                                                                          ----
1. Purchase and Sale of Stock...........................................................    1
   1.1    Sale and Issuance of Series B Preferred Stock.................................    1
   1.2    Closing.......................................................................    1
   1.3    Additional Closings...........................................................    1

2. Representations and Warranties of the Company........................................    2
   2.1    Organization, Good Standing and Qualification.................................    2
   2.2    Capitalization................................................................    2
   2.3    Subsidiaries..................................................................    2
   2.4    Authorization.................................................................    2
   2.5    Valid Issuance of Preferred and Common Stock..................................    3
   2.6    Governmental Consents.........................................................    3
   2.7    Litigation....................................................................    4
   2.8    Employees.....................................................................    4
   2.9    Patents and Trademarks........................................................    4
   2.10   Compliance with Other Instruments.............................................    5
   2.11   Permits.......................................................................    5
   2.12   Registration Rights...........................................................    6
   2.13   Title to Property and Assets..................................................    6
   2.14   Brokers or Finders............................................................    6
   2.15   Corporate Documents...........................................................    6
   2.16   Financial Statements..........................................................    6
   2.17   Changes.......................................................................    7
   2.18   Disclosures...................................................................    8
   2.19   No Conflict of Interest.......................................................    8
   2.20   Company=s Contracts...........................................................    9
   2.21   ERISA.........................................................................    9
   2.22   Environmental Regulations.....................................................    9
   2.23   Confidentiality and Inventions Agreements.....................................    9
   2.24   Insurance.....................................................................    9
   2.25   Agreements; Action............................................................   10
   2.26   Section 83(b) Elections.......................................................   10
   2.27   Distributions.................................................................   10
   2.28   Qualified Small Business Stock................................................   10

3. Representations and Warranties of the Investors......................................   10
   3.1    Experience....................................................................   10
   3.2    Investment....................................................................   11

                                                                                          PAGE
                                                                                          ----
   3.3    Rule 144 .....................................................................   11
   3.4    No Public Market..............................................................   11
   3.5    Access to Data................................................................   11
   3.6    Authorization.................................................................   11
   3.7    Brokers or Finders............................................................   12

4. Conditions of Investors= Obligations at Closing......................................   12
   4.1    Representations and Warranties................................................   12
   4.2    Performance...................................................................   12
   4.3    Compliance Certificate........................................................   12
   4.4    Bylaws........................................................................   12
   4.5    Opinion of Company Counsel....................................................   12
   4.6    Investors= Rights Agreement...................................................   12
   4.7    Blue Sky......................................................................   12
   4.8    Proceedings and Documents.....................................................   12
   4.9    Restated Articles.............................................................   13

5. Conditions of the Company=s Obligations at Closing...................................   13
   5.1    Representations and Warranties................................................   13
   5.2    Payment of Purchase Price.....................................................   13
   5.3    Blue Sky......................................................................   13
   5.4    Investors= Rights Agreement...................................................   13
   5.5    Proceedings and Documents.....................................................   13

6. Miscellaneous........................................................................   13
   6.1    Governing Law.................................................................   13
   6.2    Successors and Assigns........................................................   13
   6.3    Entire Agreement; Amendment...................................................   13
   6.4    Notices, Etc..................................................................   14
   6.5    Delays or Omissions...........................................................   14
   6.6    California Corporate Securities Law...........................................   14
   6.7    Expenses......................................................................   14
   6.8    Finder=s Fee..................................................................   14
   6.9    Counterparts..................................................................   15
   6.10   Severability of this Agreement................................................   15


   Exhibit A   Investor Schedule
   Exhibit B   Amended and Restated Articles of Incorporation
   Exhibit C   Schedule of Exceptions
   Exhibit D   Investors' Rights Agreement
   Exhibit E   Opinion of Company Counsel


                                      -ii-